FORM 8-K /A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        Report Under Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934

Current Report As Of March 8, 2000 and amended as of April 12, 2000.

Commission File Number 0-26999

                                GLOBAL WEB, INC.
             (Exact name of registrant as specified in its charter)

           UTAH                                        87-0427550
-------------------------------                   --------------------
(State or other jurisdiction of                      (IRS Employer
incorporation or organization)                     Identification No.)

                     11781 South Lone Peak Parkway, No. 110
                               Draper, Utah 84020
                               ------------------
                    (Address of principal executive offices)

Registrant's telephone number
including area code                                  (801)523-1003

                    Not Applicable
     Former Address, if changed since last report

Item 1. - Change in Control of Registrant.

     Not applicable.

Item 2. - Acquisition or Disposition of Assets.

     Not applicable.

Item 3. - Bankruptcy or Receivership.

     Not Applicable.

Item 4. - Change in Registrant's Certifying Accountant.

     On or about March 6, 2000, with the approval the Board of Directors Registrant engaged a different certifying public accountant, Mantyla McReynolds and Associates, certified public accountants, located at 5872 South 900 East, No. 250, Murray, Utah. There were not any disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope, or accounting principles. By the engagement of the different certified public accountants, the prior accountant was dismissed. The former accountant's report for the past two years contained no adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. Registrant has no audit committee and the decision to change accountants on March 6, 2000, was approved by Registrant's board of directors. The former accountant did not audit any interim period for the Registrant. During the registrant's two most recent fiscal years and any subsequent interim period through the date of the prior accountant's dismissal, there were no disagreement or "reportable events" with the prior accountant as described in Item 304 of Regulation SB. Further, the prior accountant has never notified the Registrant of any material internal control weaknesses.

Item 5. - Other Events.

     Recently Registrant entered into a settlement agreement to resolve the litigation captioned Gary E. Jubber v. Brae Burbidge
                                 -------------------------------
et al. having Bankruptcy No. 97A-26878 and Adversary Proceeding
-----
No. 98PA-2239. Registrant must pay a total of $22,000 over a period of five months and then the matter will be dismissed with prejudice.

     In addition, the Company entered into an agreement with an investor relations firm name deJong & Associates located in Encinatas, California. The agreement, which may be terminated on sixty days' notice, provides for deJong to provide consulting services to the Registrant which would include to disseminate information about the Company to the brokerage community and to others and to provide advice to the Company regarding financial, investment banking, and business matters. As compensation deJong will receive 25,000 shares of the Company's restricted common stock, an option to purchase 75,000 shares of restricted common stock at an exercise price of $1.125 for a term of three years. Under the option vesting occurs as follows: 25,000 upon the signing of the agreement, 25,000 when the trading price reaches $2.00 per share, and 25,000 when the trading price reaches $2.50 per share. As a monthly fee deJong will receive $5,000 per month plus expenses such as duplication costs and postage.

     The Board of Directors by resolution authorized the issuance of restricted common stock to certain employees for exemplary service to the Company and to Douglas Owen, a director, for fees as a director. The shares were issued as follows: Douglas Owen, 50,000; Ryan Spencer, 15,000; Jeff Peery, 15,000; Rob Mulford, 15,000; Sean Burbidge, 10,000; and Dan Owen, 10,000. Ryan Spencer is the son-in-law of Lee Burbidge and the brother-in-law of Brae Burbidge. Both Lee Burbidge and Brae Burbidge are directors of the Company. Sean Burbidge is the nephew and cousin respectively to Lee Burbidge and Brae Burbidge. Dan Owen is the son of Douglas Owen.

Item 6. Resignation of Registrant's Directors.

   Not applicable.

Item 7. Financial Statements and Exhibits.

Exhibit 16. Registrant has requested a letter from the former certifying public accountants to be filed within ten days from the date hereof stating its agreement with Registrant's disclosures in this Report and if notstating the respectc in which it does not agree.

Item 8. Change in Registrant's Fiscal Year.

   Not Applicable.

Item 9. Sale of Equity Securities Pursuant to Regulation S.

   None.

Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date   April 13, 2000.

Global Web, Inc.

By s/Brae Burbidge

President and Chief Executive Officer

                                        3